Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

Vistek Limited

(Exact Name of Registrant as Specified in its Charter)

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, par value $ 0.0000004	457(a)	2,250,000	$6	$13,500,000	$0.0001531	$2,066.85
Fees to Be Paid	Equity	Ordinary Shares, par value $ 0.0000004	457(a)	3,807,000	$6	$22,842,000	$0.0001531	$3,497.11
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$36,342,000
	Total Fees Previously Paid					$4,636.64
	Total Fee Offsets					$-
	Net Fee Due					$927.32

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.